EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

BUFFALO, NY, February 4, 2020 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2020 third quarter, which ended December 31, 2019.
Third Quarter Highlights (compared with prior-year period)

•	Blueprint for Growth strategy delivers strong operating results overcoming weaker industrial environment

•	Gross margin expanded 20 basis points to 34.0%; Achieved 11th consecutive quarter of year-over-year expansion

•	Diluted earnings per share was $0.63; adjusted diluted earnings per share increased $0.03 to $0.64

•	Cash from operations increased 24% to $32.4 million for the quarter and was up 31% year-to-date to $70.3 million
Richard Fleming, Chairman and Interim CEO of Columbus McKinnon, commented, “The successful execution of our Blueprint for Growth strategy continues to deliver solid financial results. The Company demonstrated strengthened earnings power and cash generation during a weaker industrial environment. In fact, the 80/20 Process contributed approximately $5.7 million in operating income in the quarter and EBTIDA margin expanded by 100 basis points to 15.2%, even as revenue declined. This was our 12th consecutive quarter of EBTIDA margin expansion, keeping us on course to achieve our 19% EBTIDA margin goal in fiscal 2022. We also generated over $30 million in free cash flow in the quarter.”
The implementation of our business operating system E-PAS™ (“Earnings Power Acceleration System”) provides the tools needed during tougher markets to compete effectively and operate efficiently. We completed the closure of the facility in China ahead of schedule and are on track for the second facility closure in Ohio to be completed in the first quarter of fiscal 2021. Importantly, we continue to make focused investments in innovation and expand our engineering capabilities.”

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

Third Quarter Fiscal 2020 Sales

($ in millions)	Q3 FY 20	Q3 FY 19	Change	% Change
Net sales	$199.4	$217.4	$(18.1)	(8.3)%

U.S. sales	$108.4	$116.0	$(7.6)	(6.6)%
% of total	54%	53%
Non-U.S. sales	$91.0	$101.4	$(10.4)	(10.3)%
% of total	46%	47%
Of the $18.1 million decline in revenue, $9.0 million, or 50%, was related to divestitures from the prior-year period. Foreign currency translation also had a $1.7 million, or 0.8%, negative impact on sales. Sales in the U.S. were down $7.6 million, of which $4.9 million was related to divestitures in the prior-year period. Sales outside the U.S., adjusted for foreign currency translation, were down $8.7 million, of which $4.1 million was related to divestitures in the prior-year period. Improved pricing was offset by volume declines in all regions, except the Asia Pacific market, which had the benefit of a rail project in the period.
Third Quarter Fiscal 2020 Operating Results

($ in millions)	Q3 FY 20	Q3 FY 19	Change	% Change
Gross profit	$67.9	$73.4	$(5.5)	(7.5)%
Gross margin	34.0%	33.8%	20 bps
Income from operations	$20.9	$6.6	$14.2	214.3%
Operating margin	10.5%	3.1%	740 bps
Net income	$15.3	$(0.8)	$16.0	NM
Diluted EPS	$0.63	$(0.03)	$0.66	NM
Adjusted EBITDA *	$30.4	$30.8	$(0.4)	(1.3)%
Adjusted EBITDA margin	15.2%	14.2%	100 bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income (loss).
Strategic pricing and other benefits from the 80/20 Process helped to offset headwinds, including lower volume and related under absorption of factory fixed costs, as well as higher medical costs. This contributed to the 20 basis point improvement in gross margin. For more information on changes in gross profit, please see the table on page 8 of this release. Adjusted income from operations was $23.1 million, up $0.2 million, or 1.1%, compared with the third quarter of fiscal 2019. Adjusted operating margin expanded 110 basis points from the impact of the 80/20 Process. (See the reconciliation of GAAP income from operations to adjusted income from operations on page 11 of this release.)
Adjusted EBITDA margin was 15.2% for the quarter, an expansion of 100 basis points over the prior-year period. (See the reconciliation of GAAP net income to adjusted EBITDA on page 13 of this release.)

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

Fourth Quarter Fiscal 2020 Outlook
As has been well noted, macroeconomic conditions for industrial companies have slowed. While the Company’s third quarter orders and backlog were indicative of these conditions, the Company believes the Blueprint for Growth strategy is effective in all economic environments. Columbus McKinnon expects that the benefits from its Blueprint for Growth strategy can continue to offset headwinds, fund investments for growth, and drive margin and earnings expansion. The Company expects revenue in the fourth quarter of fiscal year 2020 to be approximately $196 million to $201 million, down about 5% to 7% compared with revenue of approximately $210 million in the prior-year period (excluding divestitures and adjusted for foreign currency translation at current rates).
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast Tuesday, February 4, 2020 at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at www.cmworks.com/investors. To listen to the archived call, dial 412-317-6671 and enter the passcode 13697631. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Tuesday, February 11, 2020. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the success of the Company’s efforts to Ramp the Growth Engine, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2019	December 31, 2018	Change
Net sales	$199,355	$217,415	(8.3)%
Cost of products sold	131,483	144,010	(8.7)%
Gross profit	67,872	73,405	(7.5)%
Gross profit margin	34.0%	33.8%
Selling expenses	23,169	23,858	(2.9)%
% of net sales	11.6%	11.0%
General and administrative expenses	17,960	20,379	(11.9)%
% of net sales	9.0%	9.4%
Research and development expenses	2,628	3,271	(19.7)%
% of net sales	1.3%	1.5%
Net loss on sales of businesses, including impairment	—	15,550	NM
Amortization of intangibles	3,229	3,701	(12.8)%
Income from operations	20,886	6,646	214.3%
Operating margin	10.5%	3.1%
Interest and debt expense	3,423	4,330	(20.9)%
Investment (income) loss	(408)	82	NM
Foreign currency exchange (gain) loss	188	(25)	NM
Other (income) expense, net	199	(70)	NM
Income before income tax expense	17,484	2,329	650.7%
Income tax expense	2,234	3,111	(28.2)%
Net income (loss)	$15,250	$(782)	NM

Average basic shares outstanding	23,679	23,348	1.4%
Basic income (loss) per share	$0.64	$(0.03)	NM

Average diluted shares outstanding	24,031	23,348	2.9%
Diluted income (loss) per share	$0.63	$(0.03)	NM

Dividends declared per common share	$0.06	$0.05

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2019	December 31, 2018	Change
Net sales	$619,676	$659,549	(6.0)%
Cost of products sold	402,699	430,597	(6.5)%
Gross profit	216,977	228,952	(5.2)%
Gross profit margin	35.0%	34.7%
Selling expenses	68,801	73,940	(7.0)%
% of net sales	11.1%	11.2%
General and administrative expenses	56,713	61,893	(8.4)%
% of net sales	9.2%	9.4%
Research and development expenses	8,419	10,137	(16.9)%
% of net sales	1.4%	1.5%
Net loss on sales of businesses, including impairment	176	26,650	(99.3)%
Amortization of intangibles	9,708	11,358	(14.5)%
Income from operations	73,160	44,974	62.7%
Operating margin	11.8%	6.8%
Interest and debt expense	11,034	13,185	(16.3)%
Investment (income) loss	(939)	(297)	216.2%
Foreign currency exchange (gain) loss	(518)	206	NM
Other (income) expense, net	618	(417)	NM
Income before income tax expense	62,965	32,297	95.0%
Income tax expense	12,537	9,461	32.5%
Net income	$50,428	$22,836	120.8%

Average basic shares outstanding	23,581	23,245	1.4%
Basic income per share	$2.14	$0.98	118.4%

Average diluted shares outstanding	23,925	23,647	1.2%
Diluted income per share	$2.11	$0.97	117.5%

Dividends declared per common share	$0.12	$0.10

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2019	March 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84,014	$71,093
Trade accounts receivable	125,386	129,157
Inventories	135,449	146,263
Prepaid expenses and other	16,890	16,075
Total current assets	361,739	362,588

Property, plant, and equipment, net	81,117	87,303
Goodwill	322,766	322,816
Other intangibles, net	223,206	232,940
Marketable securities	7,370	7,028
Deferred taxes on income	25,117	27,707
Other assets	58,544	21,189
Total assets	$1,079,859	$1,061,571

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$46,317	$46,974
Accrued liabilities	94,205	99,304
Current portion of long-term debt	65,000	65,000
Total current liabilities	205,522	211,278

Term loan and revolving credit facility	186,893	235,320
Other non-current liabilities	203,078	183,814
Total liabilities	595,493	630,412

Shareholders’ equity:
Common stock	237	234
Additional paid-in capital	284,842	277,518
Retained earnings	284,047	236,459
Accumulated other comprehensive loss	(84,760)	(83,052)
Total shareholders’ equity	484,366	431,159
Total liabilities and shareholders’ equity	$1,079,859	$1,061,571

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2019	December 31, 2018
Operating activities:
Net income	$50,428	$22,836
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	21,991	24,763
Deferred income taxes and related valuation allowance	1,247	(2,353)
Net loss (gain) on sale of real estate, investments, and other	(602)	109
Stock based compensation	3,510	4,625
Amortization of deferred financing costs	1,782	1,992
Net loss on sales of businesses, including impairment	176	26,650
Non-cash lease expense	6,136	—
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	3,989	(1,407)
Inventories	10,870	(13,043)
Prepaid expenses and other	(3,224)	(103)
Other assets	726	232
Trade accounts payable	(3,013)	(5,330)
Accrued liabilities	(11,458)	3,558
Non-current liabilities	(12,306)	(8,733)
Net cash provided by (used for) operating activities	70,252	53,796

Investing activities:
Proceeds from sales of marketable securities	4,908	1,238
Purchases of marketable securities	(4,961)	(835)
Capital expenditures	(6,761)	(7,236)
Proceeds from sale of equipment and real estate	51	176
Net (payments) proceeds from sales of businesses	(214)	5,103
Payment of restricted cash to former owner	—	(294)
Net cash provided by (used for) investing activities	(6,977)	(1,848)

Financing activities:
Proceeds from the issuance of common stock	4,457	3,708
Repayment of debt	(50,000)	(50,051)
Payment of dividends	(4,245)	(3,484)
Other	(643)	(1,941)
Net cash provided by (used for) financing activities	(50,431)	(51,768)

Effect of exchange rate changes on cash	77	(5,416)

Net change in cash and cash equivalents	12,921	(5,236)
Cash, cash equivalents, and restricted cash at beginning of year	71,343	63,565
Cash, cash equivalents, and restricted cash at end of period	$84,264	$58,329

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Q3 FY 2020 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2019 Sales	$217.4		$659.5
Divestitures	(9.0)		(29.3)
Fiscal 2019 Sales adjusted for divestitures	$208.4		$630.2

Volume	(10.6)	(5.2)%	(10.0)	(1.6)%
Pricing	3.3	1.6%	10.3	1.6%
Foreign currency translation	(1.7)	(0.8)%	(10.8)	(1.7)%
Total change adjusted for divestitures	$(9.0)	(4.4)%	$(10.5)	(1.7)%
Fiscal 2020 Sales	$199.4		$619.7

COLUMBUS McKINNON CORPORATION
Q3 FY 2020 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2019 Gross Profit	$73.4	$229.0
Divestitures	(2.0)	(6.1)
Fiscal 2019 Gross Profit adjusted for divestitures	71.4	222.9
Pricing, net of material cost inflation	2.8	7.9
Insurance settlement	0.1	0.4
Business realignment costs	(0.1)	—
Product liability	(0.1)	(0.3)
Tariffs	0.1	(1.2)
Factory closures	(0.5)	(1.3)
Productivity, net of other cost changes	(2.2)	(1.9)
Foreign currency translation	(0.6)	(3.7)
Sales volume and mix	(3.0)	(5.8)
Total change adjusted for divestitures	$(3.5)	$(5.9)
Fiscal 2020 Gross Profit	$67.9	$217.0

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	December 31, 2019		September 30, 2019		December 31, 2018
($ in millions)
Backlog	$125.3		$143.1		$159.9
Backlog excluding divestitures	$125.3		$143.1		$154.4
Long-term backlog
Expected to ship beyond 3 months	$51.3		$53.9		$55.1
Long-term backlog as % of total backlog	40.9%		37.7%		34.5%

Trade accounts receivable
Days sales outstanding	57.2	days	57.0	days	52.3	days

Inventory turns per year
(based on cost of products sold)	3.9	turns	3.8	turns	3.8	turns
Days' inventory	94.0	days	96.9	days	96.1	days

Trade accounts payable
Days payables outstanding	32.1	days	33.2	days	25.4	days

Working capital as a % of sales (1)	16.5%		17.2%		17.9%

Debt to total capitalization percentage	34.2%		36.9%		42.8%

Debt, net of cash, to net total capitalization	25.7%		30.1%		37.9%
(1) December 31, 2019 figure excludes Crane Equipment & Service, Inc. (CES) and Stahlhammer Bommern GmbH (STB), each of which were divested on February 28, 2019. September 30, 2019 figure excludes CES, STB, and the Tire Shredder business, which was divested on December 28, 2018. December 31, 2018 figure excludes the Tire Shredder business.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 20	63	63	61	64	251

FY 19	64	63	60	63	250

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin
($ in thousands, except per share data)

	Three Months Ended December 31,		Year To Date December 31,
	2019	2018	2019	2018
Gross profit	$67,872	$73,405	$216,977	$228,952
Add back (deduct):
Factory closures	696	200	1,451	200
Business realignment costs	123	—	263	—
Insurance settlement	(77)	—	(367)	—
Non-GAAP adjusted gross profit	$68,614	$73,605	$218,324	$229,152

Sales	$199,355	$217,415	$619,676	$659,549
Adjusted gross margin	34.4%	33.9%	35.2%	34.7%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended December 31,		Year To Date December 31,
	2019	2018	2019	2018
Income from operations	$20,886	$6,646	$73,160	$44,974
Add back (deduct):
Factory closures	1,592	200	3,089	200
Business realignment costs	662	—	1,075	1,906
Insurance recovery legal costs	66	491	425	1,150
Net loss on sales of businesses, including impairment	—	15,550	176	26,650
Insurance settlement	(77)	—	(367)	—
Non-GAAP adjusted income from operations	$23,129	$22,887	$77,558	$74,880

Sales	$199,355	$217,415	$619,676	$659,549
Adjusted operating margin	11.6%	10.5%	12.5%	11.4%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended December 31,		Year To Date December 31,
	2019	2018	2019	2018
Net income (loss)	$15,250	$(782)	$50,428	$22,836
Add back (deduct):
Factory closures	1,592	200	3,089	200
Business realignment costs	662	—	1,075	1,906
Insurance recovery legal costs	66	491	425	1,150
Net loss on sales of businesses, including impairment	—	15,550	176	26,650
Insurance settlement	(77)	—	(367)	—
Normalize tax rate to 22% (1)	(2,106)	(974)	(2,283)	(4,224)
Non-GAAP adjusted net income	$15,387	$14,485	$52,543	$48,518

Average diluted shares outstanding	24,031	23,681	23,925	23,647

Diluted income per share - GAAP	$0.63	$(0.03)	$2.11	$0.97

Diluted income per share - Non-GAAP	$0.64	$0.61	$2.20	$2.05
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Drove Margin Expansion, Earnings Growth and Strong Cash Generation in Third Quarter Fiscal Year 2020

February 4, 2020

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended December 31,		Year To Date December 31,
	2019	2018	2019	2018
Net income (loss)	$15,250	$(782)	$50,428	$22,836
Add back (deduct):
Income tax expense	2,234	3,111	12,537	9,461
Interest and debt expense	3,423	4,330	11,034	13,185
Investment (income) loss	(408)	82	(939)	(297)
Foreign currency exchange (gain) loss	188	(25)	(518)	206
Other (income) expense, net	199	(70)	618	(417)
Depreciation and amortization expense	7,244	7,901	21,991	24,763
Factory closures	1,592	200	3,089	200
Business realignment costs	662	—	1,075	1,906
Insurance recovery legal costs	66	491	425	1,150
Net loss on sales of businesses, including impairment	—	15,550	176	26,650
Insurance settlement	(77)	—	(367)	—
Non-GAAP adjusted EBITDA	$30,373	$30,788	$99,549	$99,643

Sales	$199,355	$217,415	$619,676	$659,549
Adjusted EBITDA margin	15.2%	14.2%	16.1%	15.1%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.